Exhibit 21.1

Builders FirstSource, Inc.
Subsidiaries

Builders FirstSource, Inc. (Delaware)

Builders FirstSource, Inc. SUBSIDIARIES

Builders FirstSource Holdings, LLC (Delaware)

Builders FirstSource – Northeast Group, LLC (Delaware)
Builders FirstSource – Texas GenPar, LLC (Delaware)
Builders FirstSource – MBS, LLC (Delaware)
Builders FirstSource – Texas Group, L.P. (Texas)
BFS Texas, LLC (Delaware)
BFS IP, LLC (Delaware)
Builders FirstSource – South Texas, L.P. (Texas)
Builders FirstSource – Intellectual Property, L.P. (Texas)
Builders FirstSource – Texas Installed Sales, L.P. (Texas)
Builders FirstSource – Dallas, LLC (Delaware)
Builders FirstSource – Florida, LLC (Delaware)
Builders FirstSource – Florida Design Center, LLC (Delaware)
Builders FirstSource – Ohio Valley, LLC (Delaware)
BFS, LLC (Delaware)
Builders FirstSource – Atlantic Group, LLC (Delaware)
Builders FirstSource – Southeast Group, LLC (Delaware)
CCWP, Inc. (South Carolina)
Builders FirstSource – Raleigh, LLC (Delaware)
Builders FirstSource – Colorado Group, LLC (Delaware)
Builders FirstSource – Colorado, LLC (Delaware)

ProBuild Holdings LLC (Delaware)

ProBuild Company LLC (Delaware)

Spenard Builders Supply LLC (Alaska)

Dixieline Builders Fund Control, Inc. (California)

Timber Roots, LLC (Washington)

ProBuild North Transportation, LLC (Washington)

ProBuild Real Estate Holdings, LLC (Delaware)

Builder’s Capital, LLC (New York)